Schedule 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. |_|)

     Filed by the registrant |X|

     Filed by a party other than the registrant |_|
     Check the appropriate box:
     |_| Preliminary proxy statement
     |_| Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
     |X| Definitive proxy statement
     |_| Definitive additional materials
     |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Suprema Specialties, Inc.
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

     |X| No fee required

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

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          (2) Aggregate number of securities to which transaction applies:

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          (3)  Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4)  Proposed maximum aggregate value of transaction:

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          (5)  Total fee paid:

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     |_|  Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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


                            SUPREMA SPECIALTIES, INC.
                              510 East 35th Street
                           Paterson, New Jersey 07543


                                                 December 30, 1998


Dear Fellow Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders which will be held on Tuesday, February 9, 1999 at 9:00 A.M. at the Radisson Hotel, the Princeton/Rutgers Room, 401 S. Van Brunt Street, Englewood, New Jersey 07631.

     The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

                                                 Cordially,



                                                 Mark Cocchiola
                                                 Chairman of the Board, Chief
                                                 Executive Officer and President

                            SUPREMA SPECIALTIES, INC.
                              510 East 35th Street
                           Paterson, New Jersey 07543

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD FEBRUARY 9, 1999

                                   ----------


To the Shareholders of SUPREMA SPECIALTIES, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Suprema Specialties, Inc. (the "Company") will be held on Tuesday, February 9, 1999, at 9:00 A.M. at the Radisson Hotel, the Princeton/Rutgers Room, 401 S. Van Brunt Street, Englewood, New Jersey 07631, for the following purposes:

     1. To elect six (6) directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

     2. To approve the Company's 1998 Stock Option Plan;

     3. To take action on three shareholder proposals as more fully described in the accompanying proxy statement, if the proposals are presented at the meeting; and

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on December 28, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                           By Order of the Board of Directors,

                                           Mark Cocchiola
                                           Chairman of the Board,
                                           Chief Executive Officer and
                                           President

December 30, 1998

--------------------------------------------------------------------------------
IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                            SUPREMA SPECIALTIES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD FEBRUARY 9, 1999

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of SUPREMA SPECIALTIES, INC. (the "Company") for use at the Annual Meeting of Shareholders to be held on February 9, 1999, including any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to shareholders on or about December 31, 1998.

     Proxies in the accompanying form, duly executed and returned to the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                          510 East 35th Street
                          Paterson, New Jersey 07543
                          Telephone No.: (973) 684-2900

                       OUTSTANDING STOCK AND VOTING RIGHTS

     Only shareholders of record at the close of business on December 28, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were issued and outstanding 4,561,894 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), the Company's only class of voting securities. Each share entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting. Cumulative voting is not permitted.

                                VOTING PROCEDURES

     The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists. Adoption of the shareholder proposal relating to cumulative voting requires the affirmative vote of a majority of the Common Stock outstanding on the Record Date. All other matters at the Annual Meeting will be decided by a majority of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists. Votes will be counted and certified by an Inspector of Election who is expected to be an employee of Continental Stock Transfer & Trust Company, the transfer agent for the Common Stock. A quorum will exist at the Annual Meeting if at least a majority of the outstanding shares of Common Stock as of the Record Date are present in person or represented by proxy. Based upon the Company's understanding of the requirements of the laws of the State of New York and the Company's Certificate of Incorporation and By-laws, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter to be voted on; failures to vote, broker non-votes and abstentions will not be considered "votes cast."

     The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxies will be voted as instructed. Proxies may be revoked as noted above.

                              ELECTION OF DIRECTORS
                                    (Item 1)

     Directors are elected annually by the shareholders. At this year's Annual Meeting of Shareholders, six (6) directors will be elected to hold office for a term expiring at the Annual Meeting of Shareholders for the fiscal year ending June 30, 1999. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At this year's Annual Meeting of Shareholders, the proxies granted by shareholders will be voted individually for the election as directors of the Company of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that he will be available to serve.

Name                            Age                 Position
----                            ---                 --------

Mark Cocchiola                   42                 Chairman of the Board, Chief
                                                    Executive Officer and
                                                    President

Paul Lauriero                    47                 Executive Vice President
                                                    and Director

Marco Cocchiola                  74                 Director

Dr. Rudolph Acosta, Jr.          43                 Director

Paul DeSocio                     56                 Director

William C. Gascoigne             45                 Director


     Mark Cocchiola has been President and a director of the Company since its inception in 1983 and Chairman of the Board and Chief Executive Officer since February 1991. Mark Cocchiola is the son of Marco Cocchiola.

     Paul Lauriero has been a director of the Company since its inception in 1983 and Executive Vice President since February 1991. Mr. Lauriero was employed by the Company in various capacities from its inception in 1983. Mr. Lauriero is the brother-in-law of Mark Cocchiola.

     Marco Cocchiola has been a director of the Company since February 1991 and Operations Manager since the Company's inception in 1983. Mr. Cocchiola was Secretary of the Company from February 1991 to June 1993. Marco Cocchiola is the father of Mark Cocchiola.

     Rudolph Acosta, Jr., M.D. has been a director of the Company since August 1993. He has been engaged in the private practice of medicine since August 1986.

     Paul DeSocio has been a director of the Company since August 1993. He has been the President and a director of Autoprod, Inc., a manufacturer of food packaging machinery, since May 1989. From 1980 through May 1989, Mr. DeSocio was a Vice President of Autoprod, Inc.

     William C. Gascoigne has been a director of the Company since November 1996. He has served as a Vice President of Summit Bank since January 1989. From November 1983 through January 1989, Mr. Gascoigne was a Vice President of First Fidelity Bank.

     During the fiscal year ended June 30, 1998, the Board of Directors held one meeting at which all of the Directors were present and also took action by unanimous written consents of the directors in lieu of meetings. The Board of Directors has a Compensation Committee that was established on June 22, 1998 and is currently composed of Dr. Rudolph Acosta and Mr. Paul DeSocio. The function of the Compensation Committee is to evaluate the Company's Executive Officers' compensation pursuant to recommendations made by Mark Cocchiola, the Company's Chief Executive Officer and President and make recommendations to the Board of Directors regarding executive compensation. The Compensation Committee did not meet during the fiscal year ended June 30, 1998 but did take action by written consent. The Board of Directors has an Audit Committee that is currently composed of Mr. Mark Cocchiola, Dr. Rudolph J. Acosta, Jr., Mr. Paul DeSocio and Mr. William Gascoigne. The function of the Audit Committee is to supervise the audit and financial procedures of the Company. The Audit Committee held one meeting during the fiscal year ended June 30, 1998.

Compensation of Directors

     Non-employee directors receive compensation in the amount of $500 for each meeting attended in person and $250 for each meeting attended by telephone conference call for serving on the Board of Directors. Directors are reimbursed for all out-of-pocket expenses incurred in attending Board meetings.

     In addition, under the Company's 1991 Stock Option Plan (the "Plan"), non-employee directors (other than directors who become members of a stock option committee appointed by the Board of Directors pursuant to the Plan) are eligible to be granted nonqualified stock options ("NSOs"). The Board of Directors, or the stock option committee (the "Committee"), if one is appointed by the Board, has discretion to determine the number of shares subject to each NSO (subject to the number of shares available for grant under the Plan), the exercise price thereof (provided such price is not less than 100% of the fair market value of the underlying shares on the date of grant), the term thereof (but not in excess of 10 years from the date of grant) and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees (and are not members of the Committee) are eligible to be granted incentive stock options ("ISOs") and NSOs under the Plan. The Board or the Committee has discretion to determine the number of shares subject to each ISO, the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest in any year, is limited by the terms of the Plan and the Internal Revenue Code of 1986, as amended.

                               EXECUTIVE OFFICERS

     In addition to Mr. Mark Cocchiola and Mr. Paul Lauriero, the Company's executive officers include Messrs. Steven Venechanos, Thomas F. Egan and Anthony Distinti. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

     Steven Venechanos, age 39, has been employed by the Company since April 1994 and became Chief Financial Officer and Secretary of the Company in April 1995. From June 1990 until joining the Company, he was employed in a variety of positions at Breed Technologies, a manufacturer of airbag sensors.

     Thomas Egan, age 57, has been Vice President of the Company since May 1993 and Senior Vice President since June 1995. From May 1992 through May 1993, he was Sales Manager of Blue Ridge Farms, a salad manufacturer. From October 1990 through May 1992, Mr. Egan was President of TEF Sales Corp., a sales and marketing consulting firm specializing in the cheese importing business.

     Anthony Distinti, age 79, has been Vice President of Human Resources of the Company since November 1997. Mr. Distinti has been employed in the food industry most of his life in various capacities and has more than forty years experience in human resources.

                             EXECUTIVE COMPENSATION

     The following table discloses for the fiscal years ended June 30, 1998, 1997 and 1996, compensation awarded during such fiscal years to Mark Cocchiola, the Company's Chief Executive Officer, Paul Lauriero, the Company's Executive Vice President, Thomas Egan, the Company's Senior Vice President and Steven Venechanos, the Company's Chief Financial Officer (the "Named Executives"), who are the only executive officers of the Company whose salary and bonus exceeded $100,000 during the fiscal year ended June 30, 1998 ("fiscal 1998").

                                                       Summary Compensation Table

                                                       Annual                        Long Term
                                                       Compensation                  Compensation
                                                       ------------                  ------------

                                                                                     Securities         All Other
    Name and                                                            Bonus        Underlying         Compen-
Principal Position                          Year        Salary ($)       ($)         Options (#)        sation ($)*
------------------                          ----        ----------     -------       -----------        -----------
Mark Cocchiola,                             1998        250,000        175,852        175,000(1)         17,674
  Chairman of the Board,                    1997        250,000         87,711         50,000            17,743
  Chief Executive Officer,                  1996        250,000           --           50,000            17,742
  President


Paul Lauriero                               1998        250,000        175,852        155,000(2)         17,674
  Executive Vice President                  1997        250,000         87,711         50,000            17,743
                                            1996        250,000           --           30,000            17,742

Thomas F. Egan                              1998        125,000           --           55,000(3)          6,600
  Senior Vice President/Sales               1997        105,769           --           25,000             6,600
                                            1996        100,000           --                0             6,600

Steven Venechanos                           1998        101,250           --          100,000(4)          6,000
Chief Financial Officer and Secretary       1997         86,729           --           50,000            22,153
                                            1996         77,499           --           25,000             6,000

----------
(1) Includes a total of 100,000 options that were previously granted in the fiscal years ended June 30, 1996 and 1997 and were repriced in fiscal 1998.

(2) Includes a total of 80,000 options that were previously granted in the fiscal years ended June 30, 1996 and 1997 and were repriced in fiscal 1998.

(3) Includes a total of 30,000 options that were previously granted in the fiscal years ended June 30, 1994 and 1997 and were repriced in fiscal 1998.

(4) Includes a total of 50,000 options that were previously granted in the fiscal years ended June 30, 1996 and 1997 and were repriced in fiscal 1998.

----------
* Consists of automobile allowance, medical insurance premium reimbursement and compensation paid in lieu of vacation.

     The following table discloses information concerning options granted in fiscal 1998 to the Named Executives.


                Option Grants in Fiscal Year Ended June 30, 1998

                                Individual Grants
                        -------------------------------------------------------------
                         Number of
                         Securities
                         Underlying    Percent of Total                                          Potential Realizable Value at
                          Options      Options Granted    Exercise                                 Assumed Annual Rates of
                          Granted      to Employees in     Price           Expiration            Stock Price Appreciation for
Name                      (#)(1)         Fiscal Year       ($/Sh)            Date                     Option Term (1)(2)
---------------------   -----------    ----------------   --------         ----------            -----------------------------

                                                                                                 5% ($)             10% ($)
                                                                                                 ------             --------
Mark Cocchiola            75,000            13.2           3.25              1/20/03             67,344             148,812
                          50,000             8.8           3.25              3/18/02             36,600              79,152
                          50,000             8.8           3.25             11/28/00             24,360              50,936

Paul Lauriero             75,000            13.2           3.25              1/20/03             67,344             148,812
                          50,000             8.8           3.25              3/18/02             36,600              79,152
                          30,000             5.3           3.25             11/28/00             14,616              30,562

Thomas Egan               25,000             4.4           3.25              1/20/03             22,448              49,604
                          25,000             4.4           3.25              3/18/02             18,300              39,576
                           5,000             0.9           3.25              7/15/98                405                 810

Steven Venechanos         25,000             4.4           3.25              1/20/03             22,448              49,604
                          25,000             4.4           3.25               9/8/02             20,670              45,202
                          25,000             4.4           3.25              3/18/02             18,300              39,576
                          25,000             4.4           3.25             10/10/00             11,911              24,944


----------

(1) The options granted to Messrs. Cocchiola and Lauriero were exercisable in full from the date of grant. The options granted to Mr. Egan and Mr. Venechanos vest in three annual installments commencing one year from the original date of grant of the options. The table includes 100,000, 80,000, 30,000 and 50,000 options that had been previously granted to Messrs. Mark Cocchiola, Lauriero, Egan and Venechanos, respectively, in prior fiscal years that were repriced on January 20, 1998 to $3.25 per share.

(2) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of options providing for termination of the option following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.

     The following table sets forth information concerning the number of options owned by the Named Executives and the value of unexercised stock options held by the Named Executives as of June 30, 1998. No stock options were exercised by the Named Executives during fiscal 1998.


                                                Aggregate Year-End Option Values

                                                                             Number of                           Value of
                                                                        Securities Underlying                   Unexercised
                                                                            Unexercised                         In-the-Money
                                                                             Options at                           Options at
                                                                            June 30, 1998                     June 30, 1998($)(1)
                           Shares                                   ------------------------------        --------------------------
                         Acquired on            Value Rea-           Exerci-               Unexer-         Exerci-           Unexer-
Name                     Exercise (#)            lized ($)           sable                 cisable          sable            cisable
----                     ------------           ----------          --------               -------        ---------          -------

Mark                          --                    --               225,000                  --            122,000             --
 Cocchiola

Paul                          --                    --               205,000                  --            112,000             --
  Lauriero

Thomas Egan                   --                    --                23,333                41,667           17,667           20,834

Steve Venechanos              --                    --                44,666                48,334           22,903           29,163

----------
(1) Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year end market value of the common stock. An Option is "in-the-money" if the fiscal year end fair market value of the Common Stock exceeds the option exercise price. The last sale price (the fair market value) of the Common Stock on June 30, 1998 was $3.75 per share.

                  The following table sets forth information concerning the repricing of certain stock options held by the Named Executives during the fiscal year ended June 30, 1998. Except as set forth above, no other options held by the Named Executives has been repriced.

====================================================================================================================================
                                             Number Of         Market Price                                       Length of
                                            Securities         of Stock At        Exercise Price               Original Option
                                            Underlying           Time Of            At Time Of                 Term Remaining
                                           Options/SARs        Repricing Or        Repricing Or     New          At Date of
                                            Repriced Or          Amendment          Amendment     Exercise      Repricing Or
Name                           Date         Amended (#)            ($)                 ($)        Price ($)       Amendment
------------------------------------------------------------------------------------------------------------------------------------
Mark Cocchiola                1/20/98         50,000               3.25               4.25          3.25         1,042 days
------------------------------------------------------------------------------------------------------------------------------------
Mark Cocchiola                1/20/98         50,000               3.25               3.75          3.25         1,517 days
------------------------------------------------------------------------------------------------------------------------------------
Paul Lauriero                 1/20/98         30,000               3.25               4.25          3.25         1,042 days
------------------------------------------------------------------------------------------------------------------------------------
Paul Lauriero                 1/20/98         50,000               3.25               3.75          3.25         1,517 days
------------------------------------------------------------------------------------------------------------------------------------
Thomas Egan                   1/20/98          5,000               3.25               5.625         3.25           176 days
------------------------------------------------------------------------------------------------------------------------------------
Thomas Egan                   1/20/98         25,000               3.25               3.75          3.25         1,517 days
------------------------------------------------------------------------------------------------------------------------------------
Steven Venechanos             1/20/98         25,000               3.25               5.50          3.25         1,517 days
------------------------------------------------------------------------------------------------------------------------------------
Steven Venechanos             1/20/98         25,000               3.25               5.75          3.25         1,517 days
------------------------------------------------------------------------------------------------------------------------------------
Steven Venechanos             1/20/98         25,000               3.25               3.438         3.25         1,691 days
====================================================================================================================================

Employment Agreements

     Each of Mark Cocchiola and Paul Lauriero has entered into an employment agreement with the Company that currently expires in April 1999. Each agreement provides for the full-time employment of the executive at an annual salary of $250,000, subject to adjustment for cost of living increases, and an annual bonus equal to 5% of the Company's pre-tax profits in excess of $650,000. Messrs. Mark Cocchiola and Lauriero waived their rights to annual bonuses in the fiscal year ended June 30, 1996, received bonuses of $87,711 each in fiscal 1997 and received bonuses of $175,852 each in fiscal 1998. Each agreement provides that the executive will not compete with the Company during the term of his employment and for a period of one year following termination thereof by either the Company or the executive for any reason. Each of the agreements also provides that if employment of the executive is terminated under certain circumstances, including a "change of control," he will be entitled to receive severance pay equal to the higher of (i) $150,000 ($450,000 in the event of a change of control) or (ii) the total compensation paid to him by the Company during the 12 month period (36 month period in the event of a change of control) prior to the date of termination.

Compensation Committee Interlocks and
Insider Participation In Compensation Decisions

     In June 1998 the Company established a Compensation Committee that is currently composed of Dr. Rudolph Acosta and Mr. Paul Desocio. The function of the Compensation Committee is to evaluate the compensation of the Company's executive officers pursuant to recommendations made by Mark Cocchiola, the Company's Chief Executive Officer, and make recommendations to the Board of Directors regarding executive compensation. During fiscal 1998, prior to the appointment of the Compensation Committee, Mr. Mark Cocchiola and Mr. Paul Lauriero, the Company's Executive Vice President, participated in the Board of Director deliberations concerning compensation of executive officers for the Company's fiscal year ended June 30, 1998. During the fiscal year 1998, none of the executive officers of the Company served on the Board of Directors of the compensation committee or any other entity, any of whose officers served on the Board of Directors of the Company.

Report on Executive Compensation

     The Company has a Compensation Committee that is currently composed of Dr. Rudolph Acosta and Mr. Paul Desocio. The Compensation Committee was established on June 22, 1998 and therefore, executive compensation for the fiscal year ended June 30, 1998 was primarily determined by the Board of Directors. However, bonuses for such fiscal year were approved by the Compensation Committee. As noted above, the function of the Compensation Committee is to evaluate the compensation of the Company's executive officers pursuant to recommendations made by Mark Cocchiola, the Company's Chief Executive Officer, and make recommendations to the Board of Directors regarding executive compensation. There is no formal compensation policy for the Company's executive officers, other than the existing employment agreements between the Company and each of Messrs. Mark Cocchiola and Paul Lauriero.

     Total compensation for executive officers consists of a combination of base salaries, bonuses and stock option awards. The salaries of the Named Executives are fixed annually by the Board subject to the terms of any employment agreements between the Named Executives and the Company. Annual bonuses to the Named Executives are based generally on the Company's performance and available resources. Base salary and bonus compensation of the other executive officers is based on the Company's financial performance and the executive's individual performance and level of responsibility. Stock option awards under the Company's 1991 Stock Option Plan ("Plan") are intended to attract, motivate and retain senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock.

     In September 1997, options to purchase 25,000 shares of Common Stock were granted under the Plan to Steven Venechanos at $3.25 per share. In January 1998, options to purchase 75,000, 75,000, 25,000, 25,000 and 10,000 shares of Common Stock were granted under the Plan to Mark Cocchiola, Paul Lauriero, Thomas Egan, Steven Venechanos, and Anthony Distinti, respectively, at $3.25 per share. For fiscal 1998, the Company had net sales of approximately $108,000,000 and net income of approximately $1,405,000 after an extraordinary loss on the extinguishment of debt of approximately $1,000,000 net of taxes, compared to net sales of approximately $88,311,000, and net income of approximately $121,000 after two one-time expenses relating to a sale leaseback transaction and a write-off of certain marketing service agreements totaling approximately $2,203,000 for the fiscal year ended June 30, 1997.

                        Mark Cocchiola
                        Paul Lauriero
                        Marco Cocchiola
                        Dr. Rudolph Acosta, Jr.
                        Paul DeSocio
                        William C. Gascoigne

Report on Option Repricing

     During fiscal 1998 the Board of Directors determined to reduce the exercise price of options previously granted to the Named Executives to purchase an aggregate of 262,500 shares of Common Stock to $3.25 per share, which represented the market price of the Common Stock at the time of repricing. The Board believed that the purpose underlying the original grant of options, namely, to attract, motivate and retain senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock, would be undermined due to the erosion in the market price of the Common Stock particularly in light of the weakness in the broad market for over-the-counter securities generally. The Board decided that the repricing of the options would serve to accomplish the Board's goals of further motivating members of it management team and key employees to afford them an opportunity to share in the anticipated growth of the Company without the use of cash resources.

                        Mark Cocchiola
                        Paul Lauriero
                        Marco Cocchiola
                        Dr. Rudolph Acosta, Jr.
                        Paul DeSocio
                        William C. Gascoigne


Stock Performance Graph

     The following line graph compares, from June 30, 1993 through June 30, 1998, the cumulative total return among the Company, companies comprising the Russell 2000 Index and a Peer Group Index, based on an investment of $100 on June 30, 1993, in the Company's Common Stock and each index, and assuming reinvestment of all dividends, if any, paid on such securities. The Company has not paid any dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation. The Peer Group Index consists of companies in the food business. These companies are: Dean Foods Co., Farmer Brothers Co., Golden Enterprises, Inc., Lifeway Foods, Inc., Michael Foods, Inc., Tofutti Brands, Inc., and Universal Foods CP. Alpine Lace Brands, Inc., Morningstar Group, Inc. and Integrated Brands, Inc. are no longer included in the Peer Group Index because they were acquired by other companies during fiscal 1998. Historic stock price is not necessarily indicative of future stock price performance.


                      COMPARISON OF CUMULATIVE TOTAL RETURN
                  SUPREMA SPECIALTIES, INC., RUSSELL 2000 INDEX
                              AND PEER GROUP INDEX

                      (Performance Results Through 6/30/98)

                          6/30/93        6/30/94        6/30/95        6/30/96        6/30/97        6/30/98
-------------------------------------------------------------------------------------------------------------
The Company              $ 100.00       $  38.78       $  53.06       $  97.96       $  59.18       $  61.22
-------------------------------------------------------------------------------------------------------------
Russell                    100.00         104.40         125.15         154.97         180.27         209.35
2000
Index
-------------------------------------------------------------------------------------------------------------
Peer Group                 100.00       $  98.61         103.58         108.23         144.51         197.45
=============================================================================================================

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each of the Named Executives, (iii) each of the Company's directors and (iv) all executive officers and directors as a group:

                                        Amount and Nature      Percentage of
Name and Address of                      of Beneficial          Outstanding
Beneficial Owner(1)                       Ownership(2)        Shares Owned(3)
-------------------                     -----------------     ---------------

Mark Cocchiola                            844,302(4)                17.6%

Paul Lauriero                             525,619(5)                11.0

Marco Cocchiola                            90,079(6)                 1.9

Thomas Egan                                23,333(7)                   *

Steve Venechanos                           44,666(8)                 1.0

Dr. Rudolph Acosta                          3,000(9)                   *

Paul DeSocio                                   --                     --

William C. Gascoigne                           --                     --

Dimensional Fund
 Advisors Inc.                            262,000(10)                5.7

All executive officers
and directors as a group
(nine persons)                          1,530,999(4)                29.8
                                     (5)(6)(7)(8)(9)
----------
*    Less than one percent.

(1) Unless otherwise noted, the address of each beneficial owner is in care of the Company.

(2) Unless otherwise noted, the Company believes that all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

(3) Calculated based on 4,561,894 shares of Common Stock outstanding at the Record Date. The applicable percentage is based on options to purchase Common Stock which are currently exercisable or become exercisable within 60 days of such date.

(4) Includes (i) exercisable options to purchase 230,000 shares and (ii) 6,000 shares held of record by Mr. Cocchiola's wife.

(5) Includes (i) exercisable options to purchase 205,000 shares, (ii) 22,539 shares held of record by Mr. Lauriero's wife, and (iii) 45,079 shares held of record by Mr. Lauriero's children.

(6)  Includes exercisable options to purchase 80,000 shares.

(7)  Represents exercisable options to purchase 23,333 shares.

(8)  Represents options to purchase 44,666 shares.

(9) Does not include 800 shares owned by Dr. Acosta's children, with respect to which Dr. Acosta disclaims any beneficial interest.

(10) According to a Schedule 13G filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission ("SEC"), the shares are owned by advisory clients of Dimensional Fund Advisors Inc., an investment advisor. In the Schedule 13G, Dimensional Fund Advisors disclaims beneficial ownership of such securities. The address of Dimensional Fund Advisors is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

     Section 16(a) Beneficial Ownership Reporting Compliance.

     During the fiscal year ended June 30, 1998 the Company believes that all transactions required to be reported by its executive officers or directors on either Form 4 or Form 5 were reported except that Messrs. Mark Cocchiola, Lauriero and Egan failed to timely report the stock options granted to them under the Plan and the repricing of certain options in January 1998 and Mr. Venechanos failed to timely report the stock options granted to him under the Plan in September 1997 and January 1998 and the repricing of certain options in January 1998. In addition, Mr. Distinti failed to timely file a Form 3 upon becoming an executive officer of the Company in November 1997 and failed to timely report the grant of stock options to him in January 1998.


                       APPROVAL OF 1998 STOCK OPTION PLAN
                                    (Item 2)

     At the Annual Meeting, the Company's shareholders will be asked to approve the adoption of the Company's 1998 Stock Option Plan (the "1998 Plan").

     In November 1998 the Board of Directors adopted, subject to shareholder approval, the 1998 Plan. The Board believes that, to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentive for officers, directors, key employees and other key persons and to promote the well- being of the Company, it is in the best interest of the Company and its stockholders to provide to officers, directors, key employees, consultants and other independent contractors who perform services for the Company, through the granting of stock options, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has found that the grant of options under the 1991 Stock Option Plan has proven to be a valuable tool in attracting and retaining key employees. Accordingly, the Board believes that the 1998 Plan (a) will provide the Company with significant means to attract and retain talented personnel, (b) will result in saving cash, which otherwise would be required to maintain current key employees and adequately attract and reward key personnel, and (c) consequently, will prove beneficial to the Company's ability to be competitive.

     To date, no options have been granted under the 1998 Plan. If the 1998 Plan is approved by the shareholders, options may be granted under the 1998 Plan, the timing, amounts and specific terms of which cannot be determined at this time.

     The following summary of the 1998 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the 1998 Plan, set forth as Exhibit "A" hereto.

Summary of the 1998 Plan

     The 1998 Plan authorizes the granting of options to purchase up to 500,000 shares of Common Stock, subject to adjustment as described below. All employees, directors, independent agents, consultants and attorneys of the Company, including those of the Company's subsidiaries, are eligible to be granted NonQualified Stock Options (as defined below) under the 1998 Plan. Incentive Stock Options (as defined below) may be granted only to employees of the Company or any subsidiary of the Company.

     The 1998 Plan can be administered by the Board of Directors (the "Board") or a Stock Option Committee (the "Committee") consisting of two or more non-employee members of the Board of Directors appointed by the Board. The Board or the Committee will determine, among other things, the persons to whom options will be granted, the type of options to be granted, the number of shares subject to each option and the share price. The Board or the Committee will also determine the term of each option, the restrictions or limitations thereon, and the manner in which each such option may be exercised. Unless sooner terminated, the 1998 Plan will expire at the close of business on November 17, 2008.

Stock Options. The 1998 Plan provides for the grant of "incentive stock options" ("Incentive Stock Options"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for options not qualifying as Incentive Stock Options ("Non-Qualified Stock Options"). The Board or the Committee, as the case may be, shall determine those persons to whom stock options may be granted.

     Incentive Stock Options granted pursuant to the 1998 Plan are nontransferable by the optionee during his lifetime. Options granted pursuant to the 1998 Plan will expire if not exercised within 10 years of the grant (five years in the case of Incentive Stock Options granted to an eligible employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary of the Company immediately before the grant ("10% Stockholder")), and under certain circumstances set forth in the 1998 Plan, may be exercised within three (3) months following termination of employment (one year in the event of death of the optionee). Options may be granted to optionees in such amounts and at such prices as may be determined, from time to time, by the Board or the Committee. The exercise price of an Incentive Stock Option will not be less than the fair market value of the shares underlying the option on the date the option is granted, provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder may not be less than 110% of such fair market value. The exercise price of Non-Qualified Stock Options is within the discretion of the Board or the Committee and may be any price not less than the par value of the shares underlying the option.

     Under the 1998 Plan, the maximum aggregate number of shares as to which options may be granted to any optionee who is an employee of the Company is 400,000. Moreover, the Company may not, in the aggregate, grant Incentive Stock Options that are first exercisable by any optionee during any calendar year (under all such plans of the optionee's employer corporation and its "parent" and "subsidiary" corporations, as those terms are defined in Section 424 of the
Code) to the extent that the aggregate fair market value of the underlying stock (determined at the time the option is granted) exceeds $100,000.

     The 1998 Plan contains anti-dilution provisions authorizing appropriate adjustments in certain circumstances. Shares of Common Stock subject to options which expire without being exercised or which are cancelled as a result of the cessation of employment are available for further grants. No shares of Common Stock of the Company may be issued to any optionee until the full option price has been paid. The Board of Directors or the Committee may grant individual options under the 1998 Plan with more stringent provisions than those specified in the 1998 Plan.

     Options become exercisable in such amounts, at such intervals and upon such terms and conditions as the Board of Directors or the Committee provide. Stock options granted under the 1998 Plan are exercisable until the earlier of (i) a date set by the Board of Directors or Committee at the time of grant or (ii) the close of business on the day before the tenth anniversary of the stock option's date of grant (the day before the fifth anniversary in the case of an Incentive Stock Option granted to a 10% Stockholder). The 1998 Plan will remain in effect until all stock options are exercised or terminated. Notwithstanding the foregoing, no options may be granted after November 17, 2008.

Certain Federal Income Tax Consequences of the 1998 Plan

     The following is a brief summary of the Federal income tax aspects of grants made under the 1998 Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

     1. Incentive Stock Options. The optionee will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the optionee, (i) the optionee will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets in his or her hands; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for his or her taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the optionee. In the case of a disposition of shares in the same taxable year as the exercise where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in regular taxable income.

     If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above, (i) the optionee will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and
(ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the requirements that the compensation be reasonable and not limited under Section 162(m) of the Code. The optionee will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets in his or her hands, as short-term or long-term capital gain, depending on the length of time that the optionee held the shares, and the Company will not qualify for a deduction with respect to such excess.

     Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following the termination of the optionee's employment, the option will generally be taxed as a Non-Qualified Stock Option. See "Non-Qualified Stock Options."

     2. Non-Qualified Stock Options. With respect to Non-Qualified Stock Options, (i) upon grant of the option, the optionee will recognize no income;
(ii) upon exercise of the option (if the shares are not subject to a substantial risk of forfeiture), the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirements that the compensation be reasonable and not limited under Section 162(m) of the Code; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the optionee; and (iv) on a sale of the shares, the optionee will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as short-term or long-term capital gain or loss if the shares are capital assets in the optionee's hands depending upon the length of time that the optionee held the shares.

Recommendation


  THE BOARD RECOMMENDS A VOTE "FOR" ITEM 2 - APPROVAL OF THE 1998 STOCK OPTION
                                     PLAN.

                             SHAREHOLDER PROPOSAL A
                                    (Item 3)

     Owners of the requisite number of shares of Common Stock* have given notice to the Company that they intend to present for action at the Annual Meeting the following resolution:

     "RESOLVED: that the Company's stockholders urge the Board to take the necessary steps to provide that a majority of the Board consist of outside Directors (i.e., a Director who is neither an employee of the Company nor related to an employee of the Company) who have meaningful and substantial business experience outside of the Company."

     The following statement was submitted by the proponents in support of such resolution:

     REASON: "In spite of having achieved impressive results in expanding sales revenues over recent years, the Company has taken over $5,000,000 in charges attributable to what appears to have been ill advised business decisions with respect to property acquisitions, financing arrangements and marketing arrangements. An independent Board with substantial business and financial experience could be a valuable resource to assist management in avoiding future mistakes."

STATEMENT BY THE BOARD OF DIRECTORS IN OPPOSITION TO THE PROPOSAL

     For several years three of the six directors of the Company have been independent directors with substantial financial and business experience. The current Board of Directors works well together and provides the necessary level of independence and business experience to significantly contribute to the Board's overall oversight function of the Company's executives and to add meaningful input regarding corporate events that require Board approval. Moreover, although the Board is proactive, it is not the Board's intent to micromanage the Company's affairs and management believes that the addition of more Board members would not have altered corporate decisions that were made in the best interests of the Company based upon information and circumstances then prevailing. In this regard, the $5,000,000 in non-recurring charges referred to by the proponents as having been incurred over the past two years resulted from three separate transactions that were determined by the Board to be in the Company's best interest after consideration of the relevant facts and circumstances surrounding the transactions, including the Company's financial and other requirements and available alternative resources at that time.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A DIFFERENT CHOICE.

                             SHAREHOLDER PROPOSAL B
                                    (Item 4)

     Owners of the requisite number of shares of Common Stock* have given notice to the Company that they intend to present for action at the Annual Meeting the following resolution:

     "RESOLVED: That the stockholders of the Company request the Board to establish a Compensation Committee, compose entirely of outside Directors, to establish and oversee compensation policies of Company executive officers."

     The following statement was submitted by the proponents in support of such resolution:

     REASON: "In spite of having employment contracts which provide for substantial bonuses based on the Company's profit performance, certain key executives were granted substantial bonuses even though the fiscal 1998 profits were less than one-third of the threshold amount required to trigger bonuses under their existing employment contracts. This type of compensation policy effectively rewards poor performance and fails to provide real incentives."

STATEMENT BY THE BOARD OF DIRECTORS IN OPPOSITION TO THE PROPOSAL

     The Board believes the addition of a Compensation Committee can, under the proper circumstances, serve as a legitimate tool for assisting the Board in determining executive compensation. In this regard, in June 1998 the Board adopted a Compensation Committee consisting solely of two of its three outside directors. Accordingly, there currently is a compensation committee consisting solely of outside directors. However, the Board believes that being required to limit the composition of its established compensation committee to outside directors only or the role that the overall Board can take in determining compensation levels could unduly restrict the Board in its ability to retain and in the future obtain the services of key personnel. Therefore, the Board believes that the shareholder proposal is not in the best interests of the Company and its shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A DIFFERENT CHOICE.

                             SHAREHOLDER PROPOSAL C
                                    (Item 5)

     Owners of the requisite number of shares of Common Stock* have given notice to the Company that they intend to present for action at the Annual Meeting the following resolution:

     "RESOLVED: That the stockholders of the Company hereby request that the Board take the steps necessary to provide for cumulative voting in the election of directors, which means each shareholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more candidates as he or she may see fit."

     The following statement was submitted by the proponents in support of such resolution:

     REASON: "Cumulative voting rights would enable shareholders to have a more effective voice in electing independent, experienced and qualified directors."

STATEMENT OF THE BOARD OF DIRECTORS IN OPPOSITION TO THE PROPOSAL

          The adoption of cumulative voting results in the election of one or more directors by a relatively small group of shareholders. Directors so elected by a particular group of shareholders might only represent the narrow, special interests of the group responsible for their election rather than the interests of all of the shareholders. Moreover, cumulative voting could result in factionalism within the Board which could impair the members of the Board working together effectively and therefore, discourage potential qualified individuals from serving as Board members in the future. The Board believes that each director should represent the interests of all of the shareholders, and not special interest groups, which is best accomplished under the present voting system, which provides for the election of each director by a plurality of the votes cast by shareholders as a whole rather than by the vote of a minority constituency.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A DIFFERENT CHOICE.

----------
* The Company will provide the name, address and number of shares of Common Stock owned by the proponents, upon request.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended June 30, 1998 and it is currently anticipated that BDO Seidman, LLP will be selected by the Board of Directors to examine and report upon the financial statements of the Company for the fiscal year ending June 30, 1999. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     It is currently anticipated that the Company's Annual Meeting of Shareholders for the fiscal year ending June 30, 1999 will be held during the month of November 1999. Shareholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Shareholders for its fiscal year ending June 30, 1999 must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement not later than July 2, 1999 in order for the proposition to be considered for inclusion in the Company' s proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                                OTHER INFORMATION

     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED JUNE 30, 1998 IS BEING FURNISHED HEREWITH TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON DECEMBER 28, 1998. ADDITIONAL COPIES OF THE ANNUAL REPORT WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO:

                            SUPREMA SPECIALTIES, INC.
                           P.O. BOX 280, PARK STATION
                         PATERSON, NEW JERSEY 07543-0280

                     ATTENTION: Steven Venechanos, Secretary

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                   By order of the Board of Directors,


                                   Mark Cocchiola
                                   Chairman of the Board, Chief
                                   Executive Officer and President

December 30, 1998

                                                                       EXHIBIT A

                             1998 STOCK OPTION PLAN
                                       OF
                            SUPREMA SPECIALTIES, INC.


     1.   Purpose

     Suprema Specialties, Inc. (the "Company") desires to attract and retain the best available talent and encourage the highest level of performance in order to continue to serve the best interests of the Company, and its shareholder(s). By affording key personnel, as well as other individuals and entities who provide services to the Company and its Subsidiaries and any Parent (as defined below), the opportunity to acquire proprietary interests in the Company and by providing them incentives to put forth maximum efforts for the success of the business, the 1998 Stock Option Plan of Suprema Specialties, Inc. (the "1998 Plan") is expected to contribute to the attainment of those objectives.

     The word "Subsidiary" or "Subsidiaries" as used herein, shall mean any corporation, fifty percent or more of the voting stock of which is owned by the Company.

     2.   Scope and Duration

     Options under the 1998 Plan may be granted in the form of incentive stock options ("Incentive Options") as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or in the form of nonqualified stock options ("Non-Qualified Options"). (Unless otherwise indicated, references in the 1998 Plan to "options" include Incentive Options and Non-Qualified Options.) The maximum aggregate number of shares as to which options may be granted from time to time under the 1998 Plan is 500,000 shares of the Common Stock of the Company ("Common Stock"), which shares may be, in whole or in part, authorized but unissued shares or shares reacquired by the Company. The maximum number of shares with respect to which options may be granted to any employee during the term of the 1998 Plan is 400,000. If an option shall expire, terminate or be surrendered for cancellation for any reason without having been exercised in full, the shares represented by the option or portion thereof not so exercised shall (unless the 1998 Plan shall have been terminated) become available for subsequent option grants under the 1998 Plan. As provided in paragraph 13, the 1998 Plan shall become effective on November 18, 1998, and unless terminated sooner pursuant to paragraph 14, the 1998 Plan shall terminate on November 17, 2008, and no option shall be granted hereunder after that date.

     3.   Administration

     The 1998 Plan shall be administered by the Board of Directors of the Company, or, at their discretion, by a committee which is appointed by the Board of Directors to perform such function (the "Committee"). The Committee, if appointed, shall consist of not less than two members of the Board of Directors, each of whom shall serve at the pleasure of the Board of Directors and shall be a "Non-Employee Director" as defined in Rule l6b-3 pursuant to the Securities Exchange Act of 1934 (the "Act"). Vacancies occurring in the membership of the Committee shall be filled by appointment by the Board of Directors.

     The Board of Directors or the Committee, as the case may be, shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the 1998 Plan, to grant options, to determine the purchase price of the Common Stock covered by each option, the term of each option, the persons to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; to designate options as Incentive Options or Non-Qualified Options; to interpret the 1998 Plan; to prescribe, amend and rescind rules and regulations relating to the 1998 Plan; to determine the terms and provisions of the option agreements (which need not be identical) entered into in connection with options under the 1998 Plan; and to make all other determinations deemed necessary or advisable for the administration of the 1998 Plan. The Board of Directors or the Committee, as the case may be, may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Board of Directors or the Committee, as the case may be, or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Board of Directors or the Committee, as the case may be, or such person may have under the 1998 Plan.

     4.   Eligibility; Factors to be Considered in Granting Options

     Incentive Options shall be limited to persons who are employees of the Company or its present and future Subsidiaries or any future "Parent" of the Company (as defined in Section 424(e) of the Code and at the date of grant of any option are in the employ of the Company or its present and future Subsidiaries and any Parent. In determining the employees to whom Incentive Options shall be granted and the number of shares to be covered by each Incentive Option, the Board of Directors or the Committee, as the case may be, shall take into account the nature of employees' duties, their present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the 1998 Plan. An employee who has been granted an option or options under the 1998 Plan may be granted an additional option or options, subject, in the case of Incentive Options, to such limitations as may be imposed by the Code on such options. Except as provided below, a Non-Qualified Option may be granted to any person or entity, including, but not limited to, employees, independent agents, consultants and attorneys, who the Board of Directors or the Committee, as the case may be, believes has contributed, or will contribute, to the success of the Company.

     5.   Option Price

     The purchase price of the Common Stock covered by each option granted under the 1998 Plan shall be determined by the Board of Directors or the Committee, as the case may be, and, in the case of Incentive Options, shall not be less than 100% of the Fair Market Value (as defined in paragraph 15 below) of a share of the Common Stock on the date on which the option is granted. The purchase price of Non-Qualified Options granted under the 1998 Plan shall not be less than the par value of the Common Stock on the date of grant of the options. Such purchase prices shall be subject to adjustment as provided in paragraph 12 below. The Board of Directors or the Committee, as the case may be, shall determine the date on which an option is granted; in the absence of such a determination, the date on which the Board of Directors or the Committee, as the case may be, adopts a resolution granting an option shall be considered the date on which such option is granted.

     6.   Term of Options

     The term of each option shall be as the Board of Directors or the Committee, as the case may be, shall determine, subject to earlier termination as provided in paragraphs 10 and 11 below. In no event shall the term of an option be more than ten (10) years from the date of the grant.

     7.   Exercise of Options

     (a) Subject to the provisions of the 1998 Plan and unless otherwise provided in the option agreement, options granted under the 1998 Plan shall become exercisable as determined by the Board of Directors or Committee. In its discretion, the Board of Directors or the Committee, as the case may be, may, in any case or cases, prescribe that options granted under the 1998 Plan become exercisable in installments or provide that an option may be exercisable in full immediately upon the date of its grant. The Board of Directors or the Committee, as the case may be, may, in its sole discretion, also provide that an option granted pursuant to the 1998 Plan shall immediately become exercisable in full upon the happening of any of the following events; (i) the first purchase of shares of Common Stock pursuant to a tender offer or exchange offer (other than an offer by the Company) for all, or any part of, the Common Stock, (ii) the approval by the shareholder(s) of the Company of an agreement for a merger in which the Company will not survive as an independent, publicly owned corporation, a consolidation, or a sale, exchange or other disposition of all or substantially all of the Company's assets, (iii) with respect to an employee, on his 65th birthday, or (iv) with respect to an employee, on the employee's involuntary termination from employment, except as provided in Section 10 herein. In the event of a question or controversy as to whether or not any of the events hereinabove described has taken place, a determination by the Board of Directors or the Committee, as the case may be, that such event has or has not occurred shall be conclusive and binding upon the Company and participants in the 1998 Plan.

     (b) Any option at any time granted under the 1998 Plan may contain a provision to the effect that the optionee (or any persons entitled to act under Paragraph 11 hereof) may, at any time at which Fair Market Value is in excess of the exercise price and prior to exercising the option, in whole or in part, request that the Company purchase all or any portion of the option as shall then be exercisable at a price equal to the difference between (i) an amount equal to the option price multiplied by the number of shares subject to that portion of the option in respect of which such request shall be made and (ii) an amount equal to such number of shares multiplied by the fair market value of the Company's Common Stock (within the meaning of Section 422 of the Code and the treasury regulations promulgated thereunder) on the date of purchase. The Company shall have no obligation to make any purchase pursuant to such request, but if it elects to do so, such portion of the option as to which the request is made shall be surrendered to the Company. The purchase price for the portion of the option to be so surrendered shall be paid by the Company, less any applicable withholding tax obligations imposed upon the Company by reason of the purchase, at the election of the Board of Directors or the Committee, as the case may be, either in cash or in shares of Common Stock (valued as of the date and in the manner provided in clause (ii) above), or in any combination of cash and Common Stock, which may consist, in whole or in part, of shares of authorized but unissued Common Stock or shares of Common Stock held in the Company's treasury. No fractional share of Common Stock shall be issued or transferred and any fractional share shall be disregarded. Shares covered by that portion of any option purchased by the Company pursuant hereto and surrendered to the Company shall not be available for the granting of further options under the 1998 Plan. All determinations to be made by the Company hereunder shall be made by the Board of Directors or the Committee, as the case may be.

     (c) An option at any time granted under the 1998 Plan may also contain a provision to the effect that the payment of the exercise price may be made by delivery to the Company by the optionee of an executed exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares sold or margined and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price.

     (d) An option may be exercised, at any time or from time to time (subject, in the case of Incentive Options, to such restrictions as may be imposed by the
Code), as to any or all full shares as to which the option has become exercisable until the expiration of the period set forth in Paragraph 6 hereof, by the delivery to the Company, at its principal place of business, of (i) written notice of exercise in the form specified by the Board of Directors or the Committee, as the case may be, specifying the number of shares of Common Stock with respect to which the option is being exercised and signed by the person exercising the option as provided herein, (ii) payment of the purchase price; and (iii) in the case of Non-Qualified Options, payment in cash of all withholding tax obligations imposed on the Company by reason of the exercise of the option. Upon acceptance of such notice, receipt of payment in full, and receipt of payment of all withholding tax obligations, the Company shall cause to be issued a certificate representing the shares of Common Stock purchased. In the event the person exercising the option delivers the items specified in (i) and (ii) of this Subsection (c), but not the item specified in (iii) hereof, if applicable, the option shall still be considered exercised upon acceptance by the Company for the full number of shares of Common Stock specified in the notice of exercise but the actual number of shares issued shall be reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock as of the date the option is exercised, is sufficient to satisfy the required amount of withholding tax.

     (e) The purchase price of the shares as to which an option is exercised shall be paid in full at the time of exercise. Payment shall be made in cash, which may be paid by check or other instrument acceptable to the Company; in addition, subject to compliance with applicable laws and regulations and such conditions as the Board of Directors or the Committee, as the case may be, may impose, the Board of Directors or the Committee, as the case may be, in its sole discretion, may on a case-by-case basis (a) elect to accept payment in shares of Common Stock of the Company which are already owned by the option holder, valued at the Fair Market Value thereof (as defined in paragraph 15 below) on the date of exercise or (b) allow the holder of an option, the right to exchange the option, in whole or in part (an "Option Exchange") into the number of shares of Common Stock equal to (i) the number of shares specified by the holder of an option in a notice of exchange sent to the Company by the option holder (the "Total Number") less (ii) the number of shares of Common Stock equal to the quotient obtained by dividing (A) the product of the Total Number and the existing purchase price of the Shares by (B) the current Fair Market Value of a share of Common Stock; provided, however, that with respect to Incentive Options, no such discretion may be exercised unless the option agreement permits the payment of the purchase price in that manner.

     (f) Except as provided in paragraphs 10 and 11 below, no option granted to an employee may be exercised at any time by such employee unless such employee is then an employee of the Company or a Subsidiary.

     8.   Incentive Options

     (a) With respect to Incentive Options granted, the aggregate Fair Market Value (determined in accordance with the provisions of paragraph 15 at the time the Incentive Option is granted) of the Common Stock or any other stock of the Company or its current or future Subsidiaries with respect to which incentive stock options, as defined in Section 422 of the Code, are exercisable for the first time by any employee during any calendar year (under all incentive stock option plans of the Company and its parent and subsidiary corporation's, as those terms are defined in Section 424 of the Code) shall not exceed $100,000.

     (b) No Incentive Option may be awarded to any employee who immediately prior to the date of the granting of such Incentive Option owns more than 10% of the combined voting power of all classes of stock of the Company or any of its Subsidiaries or Parent unless the exercise price under the Incentive Option is at least 110% of the Fair Market Value and the option expires within 5 years from the date of grant.

     (c) In the event of amendments to the Code or applicable regulations relating to Incentive Options subsequent to the date hereof, the Company may amend the provisions of the 1998 Plan, and the Company and the employees holding options may agree to amend outstanding option agreements, to conform to such amendments.

     9.   Non-Transferability of Incentive Options

     Incentive Options granted under the 1998 Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised during the lifetime of the optionee only by the optionee. No transfer of an Incentive Option by the optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferor or transferees of the terms and conditions of such option.

     10.  Termination of Employment

     In the event that the employment of an employee to whom an option has been granted under the 1998 Plan shall be terminated (except as set forth in paragraph 11 below), such option may be, subject to the provisions of the 1998 Plan, exercised (to the extent that the employee was entitled to do so at the termination of his employment) at any time within three (3) months after such termination, but not later than the date on which the option terminates; provided, however, that any option which is held by an employee whose employment is terminated for cause or voluntarily without the consent of the Company shall, to the extent not theretofore exercised, automatically terminate as of the date of termination of employment. As used herein, "cause" shall mean conduct amounting to fraud, dishonesty, negligence, or engaging in competition or solicitations in competition with the Company and breaches of any applicable employment agreement between the Company and the optionee. Options granted to employees under the 1998 Plan shall not be affected by any change of duties or position so long as the holder continues to be a regular employee of the Company or any of its current or future Subsidiaries or Parent. Any option agreement or any rules and regulations relating to the 1998 Plan may contain such provisions as the Board of Directors or the Committee, as the case may be, shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Nothing in the 1998 Plan or in any option granted pursuant to the 1998 Plan shall confer upon any employee any right to continue in the employ of the Company or any of its Subsidiaries or Parent or affiliated companies or interfere in any way with the right of the Company or any such Subsidiary or Parent or affiliated companies to terminate such employment at any time.

     11.  Death or Disability of Employee

     If an employee to whom an option has been granted under the 1998 Plan shall die while employed by the Company or a Subsidiary or Parent or within three (3) months after the termination of such employment (other than termination for cause or voluntary termination without the consent of the Company), such option may be exercised, to the extent exercisable by the employee on the date of death, by a legatee or legatees of the employee under the employee's last will, or by the employee's personal representative or distributees, at any time within one year after the date of the employee's death, but not later than the date on which the option terminates. In the event that the employment of an employee to whom an option has been granted under the 1998 Plan shall be terminated as the result of a disability, such option may be exercised, to the extent exercisable by the employee on the date of such termination, at any time within one year after the date of such termination, but not later than the date on which the option terminates.

     12.  Adjustments Upon Changes in Capitalization, Etc.

     Notwithstanding any other provision of the 1998 Plan, the Board of Directors or the Committee, as the case may be, may, at any time, make or provide for such adjustments to the 1998 Plan, to the number and class of shares issuable thereunder or to any outstanding options as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Board of Directors or the Committee, as the case may be, may make such adjustment as it deems equitable in respect of outstanding options and rights, including in its discretion revision of outstanding options and rights so that they may be exercisable for the consideration payable in the acquisition transaction. Any such determination by the Board of Directors or the Committee, as the case may be, shall be conclusive. Any fractional shares resulting from such adjustments shall be eliminated.

     13.  Effective Date

     The 1998 Plan shall become effective on November 18, 1998, the date of adoption by the Board of Directors of the Company, subject to approval by the stockholders of the Company on or before November 17, 1999.

     14.  Termination and Amendment

     The Board of Directors of the Company may suspend, terminate, modify or amend the 1998 Plan, provided that any amendment that would increase the aggregate number of shares which may be issued under the 1998 Plan, materially increase the benefits accruing to participants under the 1998 Plan, or materially modify the requirements as to eligibility for participation in the 1998 Plan, shall be subject to the approval of the Company's shareholder(s), except that any such increase or modification that may result from adjustments authorized by paragraph 12 does not require such approval. No suspension, termination, modification or amendment of the 1998 Plan may, without the consent of the employee to whom an option shall theretofore have been granted, adversely effect the rights of such employee under such option.

     15.  Miscellaneous

     As said term is used in the 1998 Plan, the "Fair Market Value" of a share of Common Stock on any day means: (a) if the principal market for the Common Stock is a national securities exchange or the National Association of Securities Dealers Automated Quotations System ("NASDAQ), the closing sales price of the Common Stock on such day as reported by such exchange or market system, or on a consolidated tape reflecting transactions on such exchange or market system, or (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, the mean between the highest bid and lowest asked prices for the Common Stock on such day as reported by the National Quotation Bureau, Inc.; provided that if clauses (a) and (b) of this paragraph are both inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Common Stock shall be determined by the Board of Directors or the Committee, as the case may be, which determination shall be conclusive as to the Fair Market Value of the Common Stock.

     The Board of Directors or the Committee, as the case may be, may require, as a condition to the exercise of any options granted under the 1998 Plan, that to the extent required at the time of exercise, (i) the shares of Common Stock reserved for purposes of the 1998 Plan shall be duly listed, upon official notice of issuance, upon stock exchange(s) on which the Common Stock is listed,
(ii) a Registration Statement under the Securities Act of 1933, as amended, with respect to such shares shall be effective, and/or (iii) the person exercising such option deliver to the Company such documents, agreements and investment and other representations as the Board of Directors or the Committee, as the case may be, shall determine to be in the best interests of the Company.

     During the term of the 1998 Plan, the Board of Directors or the Committee, as the case may be, in its discretion, may offer one or more option holders the opportunity to surrender any or all unexpired options for cancellation or replacement. If any options are so surrendered, the Board of Directors or the Committee, as the case may be, may then grant new Non-Qualified or Incentive Options to such holders for the same or different numbers of shares at higher or lower exercise prices than the surrendered options. Such new options may have a different term and shall be subject to the provisions of the 1998 Plan the same as any other option.

     Anything herein to the contrary notwithstanding, the Board of Directors or the Committee, as the case may be, may, in their sole discretion, impose more restrictive conditions on the exercise of an option granted pursuant to the 1998 Plan; however, any and all such conditions shall be specified in the option agreement limiting and defining such option.

     16.  Compliance with SEC Regulations.

     It is the Company's intent that the 1998 Plan comply in all respects with Rule 16b-3 of the Act and any regulations promulgated thereunder. If any provision of the 1998 Plan is later found not to be in compliance with said Rule, the provisions shall be deemed null and void.

                            SUPREMA SPECIALTIES, INC.
                              510 East 35th Street
                           Paterson, New Jersey 07543

      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 9, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Mark Cocchiola and Paul Lauriero, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of Suprema Specialties, Inc. on Tuesday, February 9, 1999, at the Radisson Hotel, Princeton/Rutgers Room, 401 S. Van Brunt Street, Englewood, New Jersey, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.   ELECTION OF DIRECTORS:
     |_|  FOR all nominees listed below              |_|  WITHHOLD AUTHORITY
          (except as marked to the contrary below).       to vote for all
                                                          nominees listed below.

Mark Cocchiola, Paul Lauriero, Marco Cocchiola, Dr. Rudolph Acosta, Jr., Paul DeSocio and William C. Gascoigne

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike that nominee's name in the list above.)


2.   Adoption of 1998 Stock Option Plan

     |_|  FOR                  |_|  AGAINST                       |_|  ABSTAIN

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2 ABOVE AND "AGAINST" SHAREHOLDER PROPOSALS 3, 4 and 5 LISTED BELOW.

                  (Continued and to be signed on reverse side)

3.   Shareholder Proposal Relating to the Composition of the Board of Directors:

     |_| FOR                   |_| AGAINST                   |_| ABSTAIN

4.   Shareholder Proposal Relating to Establishment of Compensation Committee.

     |_| FOR                   |_| AGAINST                   |_| ABSTAIN


5.   Shareholder Proposal Relating to Cumulative Voting For Directors.

     |_| FOR                   |_| AGAINST                   |_| ABSTAIN


6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     This Proxy will be voted in accordance with the instructions given above. If no instructions are given, this Proxy will be voted "For" all board nominees listed in Proposal 1 and "FOR" Proposal 2 and "AGAINST" Proposals 3, 4 and 5 listed above.

                                    DATED: _______________________________, 1999

                                    Please sign exactly as name appears hereon.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                    --------------------------------------------
                                                    Signature



                                    --------------------------------------------
                                              Signature if held jointly


     Please mark, sign, date and return this proxy card promptly using the enclosed envelope.